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                                                               Exhibit 99.17 (A)

                                 March 4, 1999



ISC Acquisition Corporation
1001 Oakdale Road
Oakdale, PA 15071

Attention:  James P. Hart
            Vice President/Chief Financial Officer

RE:         $27,000,000 Acquisition Financing

Dear Jim:

     PNC Bank, National Association (the "Bank"), is pleased to advise you that we have approved a $10,000,000 Reducing Revolving Credit Facility (the "Credit Facility") and a $17,000,000 90-Day Note (the "Note") to ISC Acquisition Corporation (the "Borrower"), a corporation created to merge with Industrial Scientific Corporation. The Credit Facility and Note are described in the Summary of Terms and Conditions that is attached to and made a part of this letter (the "Summary"). The Bank looks forward to working with you towards the closing of the Credit Facility and the Note.

     The Summary includes only a brief description of the principal terms of the Credit Facility and Note. The definitive terms of the Credit Facility and Note will be documented in a Loan Agreement and the other agreements, instruments, certificates and documents called for by the Loan Agreement or which the Bank may otherwise require (together with the Loan Agreement, the "Loan Documents").

     Although the Bank has approved the Credit Facility and the Note, the Bank's obligations are subject to several conditions. First, the Borrower must accept this letter as provided below, and must comply with all the other conditions of this letter and the Summary. After receiving the Borrower's acceptance, the definitive Loan Documents can be prepared. The Bank's obligations are conditioned on the Loan Documents being signed and delivered to the Bank in a form that is satisfactory to the Bank and its counsel. This letter is also issued subject to the statutory and other requirements by which the Bank is governed. Finally, the Bank's obligations under this letter are subject to the condition that no material adverse change occurs in the business, assets, operations, financial condition or business prospects of the Borrower.
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ISC Acquisition Corporation
March 4, 1999
Page Two



     The Bank will not be responsible or liable for any damages, consequential or otherwise, that may be incurred or alleged by any person or entity, including the Borrower, as a result of this commitment letter.

     All out-of-pocket costs and expenses of the Bank will be paid by the Borrower from time to time upon demand, including, for example, reasonable fees and expenses of legal counsel, and lien searches, incurred by the Bank in connection with the preparation, negotiation and delivery of this letter and the Loan Documents. Because the Bank will incur these expenses even if the Credit Facility and the Note are not consummated for any reason, the Borrower's expense reimbursement agreement is unconditional.

     The Borrower agrees to indemnify the Bank (and its directors, officers, employees, agents and controlling persons) against any and all claims, losses, damages, liabilities, costs and expenses (including, for example, fees and expenses of counsel and expert witnesses) which may be incurred by any of them in connection with any investigation, litigation or other proceeding relating to the Credit Facility or this letter, or the proposed use of proceeds of the Credit Facility, except for their own gross negligence or willful misconduct. The Borrower's indemnification obligations are in addition to any other liability it may otherwise have, and shall survive the termination of this letter.

     This letter is governed by the laws of Pennsylvania. No modification or waiver of any of the terms of this letter will be valid and binding unless agreed to in writing by the Bank. When accepted, this letter will constitute the entire agreement between the Bank and the Borrower concerning the Credit Facility and the Note, and shall replace all prior understandings, statements, negotiations and written materials relating to the Credit Facility and the Note.

     To accept the terms of the Credit Facility, the Note and this letter, please sign the enclosed copy of this letter and return it to me by March 26, 1999. If this letter is accepted, the Loan Documents must be signed by May 15, 1999, or this letter will terminate and the Bank will have no liability or further obligation.

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ISC Acquisition Corporation
March 4, 1999
Page Three



     We appreciate this opportunity to provide financial services to you, and look forward to your acceptance of this letter.

                                 Very truly yours,

                                 PNC BANK, National Association


                                 /s/ Mark J. Stasenko
                                 --------------------------------
                                 By:  Mark J. Stasenko
                                 Title:  Vice President



With the intent to be legally bound,
the above terms and conditions are
hereby agreed to and accepted.

ISC Acquisition Corporation


By: /s/ Kent D. McElhattan
   ___________________________

Title: President
      ________________________

Date:  March 23, 1999
     _________________________

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                                                                   March 4, 1999

                        Summary of Terms and Conditions


_________________________         ISC Acquisition Corporation (the
Borrower                          "Company" or the "Borrower").


_________________________         PNC Bank, National Association
Bank                              ("PNC", the "Bank").

_________________________         Subject to acceptable documentation,
Credit Facility                   the Bank will provide:

                                  I.     $10,000,000 Reducing Revolving
                                         Credit Facility ("Revolver"). The
                                         commitment under the Revolver will
                                         reduce annually, on the anniversary
                                         date by $2,000,000.

                                  II.    $17,000,000 90-day Note.

_________________________                To acquire all of the outstanding
Purpose                                  shares of Industrial Scientific
                                         Corporation (ISCX) not owned or
                                         controlled by the McElhattan family
                                         for an amount not to exceed
                                         $28.50/share plus transaction
                                         expenses.


_________________________         I.     Five Years from the date of
Maturity                                 closing.

                                  II.    90 days from the date of closing.

_________________________         I.     At maturity. Until maturity, the
Repayment                                Company may borrow, repay and
                                         reborrow up to the committed amount.
                                         The committed amount reduces
                                         $2,000,000 annually until maturity.

                                  II.    At maturity.

_________________________         I,II.  Floating Rate Option:
Interest Rates                           PNC Bank Base Rate* or Libor plus
                                         the credit spread based on the
                                         Funded Debt/EBITDA Ratio on a
                                         rolling four quarter basis,
                                         determined each quarter as follows:

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                                  ---------------------------------------------
                                  Funded Debt               LIBOR+   Commitment
                                     Ratio**                            Fee***
                                  ---------------------------------------------
                                  (greater than or =)1.75   75 bps   30 bps
                                  ---------------------------------------------
                                  (less than)1.75           50 bps   20 bps
                                  ---------------------------------------------

                                  * The Base Rate is the higher of PNC
                                  Bank's Prime rate or the Federal
                                  Funds rate plus 1/2%.

                                  ** Funded Debt Ratio consists of the
                                  Company's Total Indebtedness to
                                  earnings before interest, taxes,
                                  depreciation and amortization
                                  ("EBITDA"). Total Indebtedness is
                                  defined as all indebtedness for
                                  borrowed money (short and long
                                  term), subordinated debt,
                                  capitalized leases, reimbursement
                                  obligations under letters of credit
                                  and any guaranteed obligations.

                                  *** The commitment fee is payable on
                                  the unused portion of the Revolving
                                  Credit Facility payable quarterly in
                                  arrears.

                                  Interest on Base Rate borrowings is
                                  calculated on an actual/365 or 366
                                  day basis and is payable quarterly.

                                  Under the Revolving Credit Facility,
                                  the Company may have no more than
                                  five borrowing tranches, including
                                  the Base Rate tranche, at any one
                                  time.

                                  II.    Fixed Rate Option:
                                         PNC Bank Cost of Funds + 50 bps. As
                                         of March 1, 1999, the indicative
                                         Fixed Rate is 6.22%. The actual rate
                                         will be set at closing.

                                         Prepayment under the Fixed Rate
                                         Option may be subject to a
                                         prepayment penalty if the current
                                         rates on comparable treasury notes
                                         are lower than the rates on treasury
                                         notes at closing. If so, the penalty
                                         is the present value of the
                                         difference.

                                         Interest on LIBOR borrowings is
                                         calculated on an actual/360 day
                                         basis and is payable the earlier of
                                         quarterly or on the last day of each
                                         interest period. LIBOR advances will
                                         be available for periods of 1, 2, 3
                                         or 6 months. LIBOR pricing will be
                                         adjusted for any statutory reserves.

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                                         Subsequent to an Event of Default
                                         which continues beyond any
                                         applicable cure period, outstandings
                                         shall bear interest at 2% over the
                                         rate of interest applicable under
                                         the Base Rate pricing option.

_________________________         The Company shall pay the Banks such
Yield Protection                  additional amounts as will
                                  compensate the Banks in the event
                                  applicable law, or change in law,
                                  subjects the Banks to reserve
                                  requirements, capital requirements,
                                  taxes (except for taxes on the
                                  overall net income of the Banks) or
                                  other charges which increase the
                                  cost or reduce the yield to the
                                  Banks, under customary yield
                                  protection provisions.


_________________________
Fees

Closing                           $10,000 payable to Bank at closing.

_________________________         Reasonable out-of-pocket expenses
Expenses                          incurred by Bank shall be for the
                                  account of the Company. These
                                  include fees and expenses of any of
                                  Bank's legal counsel. Initial
                                  documentation will be prepared at
                                  the Bank's expense. Subsequent
                                  negotiations, if extensive, will
                                  result in legal costs to be paid by
                                  the Company.


_________________________         I.     No collateral is required. The
Collateral                               Company will agree not to grant a
                                         blanket lien on its assets to any
                                         other creditor.

                                  II.    The Borrower will be required
                                         to provide Cash Collateral to the
                                         extent any portion of this Note
                                         remains outstanding at the close of
                                         business on the day the Borrower
                                         merges with Industrial Scientific
                                         Corporation. Additionally, the
                                         Company will agree not to grant a
                                         blanket lien on its assets to any
                                         other creditor.

______________________________    a.     Organization and qualification.
Representations and Warranties
                                  b.     Capitalization and ownership.

                                  c.     Subsidiaries.

                                  d.     Power and authority.

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                                  e.     Validity, binding effect and
                                         enforceability.

                                  f.     No conflict.

                                  g.     Litigation.

                                  h.     Title to properties.

                                  i.     Financial statements; no
                                         material adverse change.

                                  j.     Margin stock.

                                  k.     Full disclosure.

                                  l.     Taxes.

                                  m.     Consents and approvals.

                                  n.     No Event of Default; compliance
                                         with instruments.

                                  o.     Patents, trademarks, copyrights,
                                         licenses.

                                  p.     Security interests.

                                  q.     Mortgage liens.

                                  r.     Insurance.

                                  s.     Compliance with laws.

                                  t.     Material contracts.

                                  u.     Investment companies.

                                  v.     Plans and benefit arrangements.

                                  w.     Employment matters.

                                  x.     Environmental matters.

                                  y.     Senior debt status.

                                  z.     Year 2000 compliant.

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                                  Other Representations and Warranties
                                  as appropriate.

_______________________________   Receipt by Bank of the following, in
Conditions Precedent to Lending   form and substance satisfactory to
                                  the Bank:


                                  a.     Closing certificate as to
                                         accuracy of Representations and
                                         Warranties, compliance with
                                         covenants and absence of Event of
                                         Default or Potential Event of
                                         Default.

                                  b.     Certified resolutions,
                                         incumbency certificate and corporate
                                         documents.

                                  c.     Delivery of all definitive
                                         financing documents.

                                  d.     Opinion of counsel.

                                  e.     No material adverse change in
                                         the Borrower and/or Industrial
                                         Scientific Corporation.

                                  f.     No material litigation.

                                  g.     Payment of all fees and expenses
                                         subject to reimbursement.

                                  h.     Evidence that Industrial
                                         Scientific has not less than
                                         $17,000,000 in cash.

                                  i.     Execution of an agreement
                                         satisfactory to the Bank between the
                                         Borrower, Bank and Exchange Agent.

                                  j.     Satisfactory review of an
                                         Assumption Agreement between
                                         Borrower and Industrial Scientific
                                         Corporation providing for the full
                                         and timely assumption of Borrowers
                                         liabilities.

                                  Other Conditions Precedent to
                                  Lending as appropriate.

_________________________         a.     Provide within 45 days after
Affirmative Covenants                    each fiscal quarter, consolidated
                                         balance sheets and consolidated
                                         statements of income, retained
                                         earnings and cash flow together with
                                         a Certificate of Compliance from the
                                         Chief Executive Officer, President
                                         or Chief Financial Officer of the
                                         Company.

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                                  b.     Provide within 90 days after
                                         each fiscal year-end, consolidated
                                         balance sheets and consolidated
                                         statements of income, retained
                                         earnings and cash flow together with
                                         (i) a report of an independent
                                         certified public accountant
                                         satisfactory to the Bank, (ii) any
                                         management letters of such
                                         accountants addressed to the Company
                                         and (iii) a Certificate of
                                         Compliance from the Chief Executive
                                         Officer, President or Chief
                                         Financial Officer of the Company.

                                  Other Affirmative Covenants as
                                  appropriate.

_________________________         a.     Leverage - The Company's Funded
Negative Covenants                       Debt to EBITDA shall not exceed
                                         2.00x.


                                  b.     Fixed Charge Coverage Ratio - As
                                         of the end of each fiscal quarter,
                                         for the previous four quarters, the
                                         ratio of the Company's Cash Flow
                                         from Operations to Fixed Charges
                                         shall not be less than 1.0:1.

                                         Cash Flow from Operations is defined
                                         as Net Income + Interest Expense +
                                         Depreciation + Amortization + Taxes
                                         + Non-Cash. Fixed Charges are
                                         defined as Scheduled Principal
                                         Payments or scheduled reductions in
                                         the Revolver + Interest Expense +
                                         Taxes + Dividends (including
                                         distributions for S-Corp taxes if
                                         the Borrower makes that election) +
                                         Stock repurchases post
                                         closing/merger + Capital
                                         Expenditures.

                                  c.     Limitation on sale of assets.

                                  d.     Limitation on additional
                                         indebtedness, liens and leases.

                                  e.     Prohibition on change of
                                         business.

                                  f.     Prohibition on change of control.

                                  g.     Limitations on mergers and
                                         acquisitions.

                                  h.     Limitations on Investments and
                                         Advances to Officers.

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                                  Other Negative Covenants as
                                  appropriate.

_________________________         a.     Payment default.
Events of Default

                                  b.     Breach of Representations or
                                         Warranties.

                                  c.     Violation of covenant(s).

                                  d.     Cross default to other debt.

                                  e.     Bankruptcy, insolvency.

                                  f.     Failure of Borrower to merger
                                         with Industrial Scientific
                                         Corporation within 48 hours of
                                         funding the Revolver.

                                  Other Events of Default as
                                  appropriate.

_________________________         Pennsylvania.
Governing Law

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